UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

CENTRAL PACIFIC FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Hawaii	333-104783	99-0212597
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

220 South King Street
Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 544-0500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events

On December 20, 2006, Central Pacific Financial Corp. issued a press release announcing the completion of an investment portfolio repositioning to reduce its net interest income volatility and increase prospective earnings and net interest margin.  Central Pacific Financial Corp. sold $109 million in available-for-sale investment securities with an average yield of 3.61% and reinvested the proceeds in a similar amount of new investment securities with an average yield of 5.61%.  An after-tax loss of $954,000, or $0.03 per diluted share, was recognized on the investment sale.

Item 9.01.                  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

Exhibit 99.1	Press Release, dated December 20, 2006, entitled “Central Pacific Financial Corp. Announces Investment Portfolio Repositioning.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 20, 2006

CENTRAL PACIFIC FINANCIAL CORP.

By:	/s/ CLINT ARNOLDUS
Clint Arnoldus
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	Press Release, dated December 20, 2006, entitled “Central Pacific Financial Corp. Announces Investment Portfolio Repositioning.”